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                           GULFSTREAM AEROSPACE CORPORATION


                        Supplemental Executive Retirement Plan











                                    SUBMITTED BY:

                      Harris, Crouch, Long, Scott & Miller, Inc.
                                 Post Office Box 2000
                           Whitsett, North Carolina  27377
                              Telephone:  (919) 449-7771
                                 WATS (800) 827-7288




  Effective Date November 1, 1991


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                           Gulfstream Aerospace Corporation

               NOVEMBER 1, 1991 SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

The purpose of the November 1, 1991 Supplemental Executive Retirement Plan of Gulfstream Aerospace Corporation is to provide supplemental retirement benefits to a select number of senior level executives.


                               SECTION 1.  DEFINITIONS:

For the purposes hereof, unless otherwise clearly apparent from the context, the following phrases or terms have the following indicated meanings:

1.0 "Base Salary" means annualized compensation actually paid or accrued by the Corporation to an Employee as of December 31, 1991, excluding bonuses, commissions, deferrals under any deferred compensation arrangement between the Corporation and the Employee, amounts paid to the Employee as an allowance or reimbursement for travel or relocation expenses, maturing payments of deferred compensation, income from the exercise of stock options, amounts paid in a lump sum for accrued unused vacation, payment of accrued amounts previously taken into account for purposes of the plan, the cost or value of benefit programs (including but not limited to group insurance, disability, hospitalization, sick or similar benefits), and the value of job perquisites treated as income or any other payment or benefit not customarily regarded by the Corporation as being current remuneration for services.

1.1 "Beneficiary" shall mean the person(s), trust(s), or the estate of a Participant, entitled to receive any Retirement Benefit pursuant to this Plan upon the death of a Participant.

1.2 "Board" means the Board of Directors of Gulfstream Holdings Corp. ("GHC"), the top parent company of the Corporation.

1.3 "Corporation" means Gulfstream Aerospace Corporation, a Georgia corporation, or its subsidiaries or affiliates.

1.4  "Effective Date" of the Plan means November 1, 1991.

1.5 "Employee" means any person who is in the regular full time employment of the Corporation as determined by the personnel policies of the Corporation.


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1.6  "Participant" means an Employee who has enrolled in the Plan and any former
     Employee who has a Retirement Benefit payable hereunder which has not been wholly paid. The designation of the Employee as a Participant and his enrollment in the Plan shall be evidenced by the execution of a Plan Agreement.

1.7 "Plan" means the November 1, 1991 Supplemental Executive Retirement Plan of Gulfstream Aerospace Corporation as herein set out or as duly amended.

1.8 "Plan Administrator" means the President of the Georgia Corporation unless otherwise designated by the Board.

1.9 "Plan Agreement" means the form of written agreement, which is entered into by and between the Corporation and a Participant.

1.10 "Retirement" means the Participant's termination of Service with the Corporation, within the meaning of Section 2.0, 2.1, 2.2, or 2.3 below.

1.11 "Retirement Benefit" means an annual payment in each of ten (10) consecutive years, equal to twenty (20) percent of the Base Salary of the Participant.

1.12 "SERP Retirement Age" of a Participant means age 62.

1.13 "Service" means employment by the Corporation as an Employee.


                  SECTION 2.  RETIREMENT OR TERMINATION OF SERVICE:

2.0 SERP Retirement: As of his SERP Retirement Age, a Participant in Service shall be eligible to retire and receive his Retirement Benefit.

2.1 Delayed Retirement: If a Participant remains in Service following his SERP Retirement Age, his Delayed Retirement Date shall be the date he actually terminates Service for reasons other than death. At his Delayed Retirement Date, a Participant shall commence receiving payment of his Retirement Benefit.

2.2 Early Retirement: In the event a Participant's employment with the Corporation terminates prior to his SERP Retirement Age and he is eligible to retire under the early retirement provisions of the Corporation's then existing qualified pension plan, he shall commence receiving payment of his Retirement Benefit at his SERP Retirement Age.

2.3 Disability Retirement: In the event a Participant becomes disabled, as defined by the Corporation's long-term disability program, prior to his SERP Retirement Age,


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     he shall commence receiving payment of his Retirement Benefit at his SERP
     Retirement Age.

2.4 Method of Payment: The Retirement Benefit of a Participant shall be payable in ten annual installments commencing no later than sixty (60) days following his Retirement and continuing on each anniversary thereof for a total of ten annual payments.

2.5 Acceleration of Retirement Benefit Payments: Notwithstanding the foregoing provisions of this Section 2, the Corporation, in the discretion of the Plan Administrator, may prepay all or any part of the benefits provided under this Section 2. The present value of the future payments shall be determined by discounting the future payments using an interest rate of eight (8) percent per annum. Any prepayment shall be in full satisfaction of the obligation hereunder to the recipient to the extent thereof.


                                 SECTION 3.  VESTING:

3.0 A Participant shall be 100% vested in his Retirement Benefit as of the effective date of enrollment in the Plan.


                                  SECTION 4.  DEATH:

4.0 Death While In Service: If a Participant dies while in Service, no benefits are payable under this Plan.

4.1 Death Following Commencement of Benefit Payments: If a Participant dies following commencement of Retirement Benefit payments under the Plan, payments shall continue in the same annual amount to his Beneficiary for the remainder of the ten years for which such Retirement Benefit payments were payable to the Participant.

4.2 Acceleration of Retirement Benefit Payments: Notwithstanding the foregoing provision of Section 4.1, the Corporation, in the discretion of the Plan Administrator, may prepay all or any part of the benefits provided under
     Section 4.1. The present value of the future payments shall be determined by discounting the future payments using an interest rate of eight (8) percent per annum. Any prepayment shall be in full satisfaction of the obligation hereunder to the recipient to the extent thereof.


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                 SECTION 5.  TERMINATION FOLLOWING CHANGE IN CONTROL:

5.0 Special Termination Benefit: If a Change in Control of the Corporation, as defined in Section 5.1 below, occurs while an Employee is a Participant in the Plan, then the present value of the entire remaining Retirement Benefit of the Participant shall be payable in a lump sum to the Participant if he is living, or if not then to his Beneficiary. The present value of the future payments shall be determined by discounting the future payments using an interest rate of eight (8) percent per annum. Any prepayment shall be in full satisfaction of the obligation hereunder to the recipient to the extent thereof.

5.1 Change in Control: For purposes of this Section 5, a "Change in Control of the Corporation" shall be deemed to have occurred if: (i) any person (as such term is used in Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934), other than an officer who is an employee of the Corporation for at least one year preceding the Change in Control, in a single transaction or in a related series of transactions acquires or becomes the beneficial owner, directly or indirectly, of securities of the Corporation representing 25 percent or more of the combined voting power of the Corporation's then outstanding securities, and contemporaneously the membership of the Board becomes such that a majority are persons who were not members of the Board at the time of the acquisition of securities; or
     (ii) the Corporation, or its assets, are acquired by or combined with another previously unaffiliated corporation, and less than a majority of the outstanding voting shares of the parent or surviving corporation after such acquisition or combination are owned, immediately after such acquisition or combination, by the owners (or affiliates thereof), of voting shares of the Corporation outstanding immediately prior to such acquisition.


                                 SECTION 6.  FUNDING:

6.0 This Plan is intended to be an unfunded plan of deferred compensation maintained for a select group of highly compensated or management employees. The obligation of the Corporation to make payments hereunder shall constitute a general unsecured obligation of the Corporation to the Participant. Such payments shall be from the general assets of the Corporation, and the Corporation shall not be required to establish or maintain any special or separate fund or otherwise segregate assets to assure that such payments shall be made. Neither the Participant nor his estate shall have any interest in any particular asset of the Corporation by reason of the Corporation's obligation hereunder. Nothing contained herein shall create or be construed as creating a trust of any kind or any other fiduciary relationship between the Corporation and the Participant or any


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     other person.  To the extent that any person acquires a right to receive payments from the Corporation hereunder, such right shall be no greater than the right of an unsecured creditor of the Corporation.


                           SECTION 7.  PLAN ADMINISTRATOR:

7.0 This Plan shall be administered for the Corporation by a Plan Administrator, as specified in Section 1.8. The Plan Administrator shall have the authority to control and manage the operation and administration of the Plan except to the extent all or any of such obligations are specifically imposed on the Board. The Plan Administrator may correct errors and, so far as practicable, may adjust any Retirement Benefit payment accordingly. In the event that any Retirement Benefit payment is less than the amount to which the recipient is entitled, the Plan Administrator shall adjust the underpayment as soon as practicable. In the event that an overpayment is made, or in the event the Retirement Benefit is paid to an individual who is not entitled to the Retirement Benefit under the Plan, the Plan Administrator shall take all reasonable steps as soon as practicable to recover the overpayment, including the institution of judicial proceedings. The Plan Administrator may appoint other persons or entities to assist him in performing his duties and responsibilities.


                     SECTION 8.  ALLOCATION OF RESPONSIBILITIES:


The duties and responsibilities with respect to the Plan shall be allocated as follows:

8.0  Board:

    (i)  To amend the Plan;
    (ii) To appoint and remove the Plan Administrator;
    (iii)To administer the claims procedure to the extent provided in Section 10; and
    (iv) To terminate the Plan.

8.1  Plan Administrator:

    (i) To interpret the provisions of the Plan and determine the rights of Participants under the Plan, except to the extent otherwise provided in Section 10 relating to the claims procedure;
    (ii) To administer the Plan in accordance with its terms, except to the extent powers to administer the Plan are specifically delegated to another named fiduciary or other person or persons as provided in the Plan;
    (iii)To account for the Retirement Benefits of Participants;


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    (iv) To file such reports as may be required with the United States
         Department of Labor, the Internal Revenue Service and any other government agency to which reports may be required to be submitted from time to time; and
    (v) To comply with requirements of the law for disclosure of Plan provisions and other information relating to the Plan to Participants and other interested parties.


              SECTION 9.  BENEFITS NOT ASSIGNABLE; FACILITY OF PAYMENTS:

9.0 No portion of the Retirement Benefit of any Participant shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge. Any attempt so to anticipate, alienate, sell, transfer, assign, pledge, encumber or charge the same shall be void. No portion of such accrued benefit in any manner shall be payable to any assignee, receiver or trustee; be liable for the Participant's debts, contracts, liabilities, engagements or torts; or be subject to any legal process to levy upon or attach.

9.1 If any individual entitled to receive any payment under the Plan shall be physically, mentally or legally incapable of receiving or acknowledging receipt of such payment, the Plan Administrator, upon the receipt of satisfactory evidence (i) of his incapacity, (ii) that another person or institution is maintaining him, and (iii) that no guardian or committee has been appointed for him, may cause any payment otherwise payable to him to be made to such person or institution. Payment to such person or institution shall be in full satisfaction of all claims by or through the Participant to the extent of the amount thereof.


                            SECTION 10.  CLAIMS PROCEDURE:

The following claims procedure shall apply with respect to the Plan:

10.0 Filing of a Claim for Benefits: If a Participant or Beneficiary believes that he is entitled to benefits under the Plan which are not being paid to him or accrued for his benefit, he may file a written claim therefor with the Plan Administrator. In the event the Plan Administrator shall be the claimant, all actions which are required to be taken by the Plan Administrator pursuant to this Section 10 shall be taken instead by the Board.

10.1 Notification to Claimant of Decision: Within 90 days after receipt of a claim by the Plan Administrator (or within 180 days if special circumstances require an extension of time), the Plan Administrator shall notify the claimant of his decision with regard to the claim. In the event of special circumstances requiring an


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         extension of time, written notice of the extension shall be furnished to the claimant prior to expiration of the initial 90-day period, setting forth the special circumstances and the date by which the decision shall be furnished. If such claim shall wholly or partially be denied, notice thereof shall be in writing worded in a manner calculated to be understood by the claimant and shall set forth:
         (i) the specific reason or reasons for the denial; (ii) specific reference to pertinent provisions of the Plan on which the denial is based; (iii) a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary; and (iv) an explanation of the procedure for review of the denial. If the Plan Administrator fails to notify the claimant of the decision in a timely manner, the claim shall be deemed denied as of the close of the initial 90-day period (or the close of the extension period, if applicable).

10.2 Procedure for Review: Within 60 days following receipt by the claimant of notice denying his claim, in whole or in part, or, if such notice shall not be given, within 60 days following the latest date on which such notice timely could have been given, the claimant may appeal denial of the claim by filing a written application for review with the Board. Following such request for review, the Board shall fully and fairly review the decision denying the claim. Prior to the decision of the Board, the claimant shall be given an opportunity to review pertinent documents and submit issues and comments in writing.

10.3 Decision on Review: The decision on review of a claim denied in whole or in part by the Plan Administrator shall be made in the following manner:

10.3.1 Within 60 days following receipt by the Board of the request for review (or within 120 days if special circumstances require an extension of time), the Board shall notify the claimant in writing of its decision with regard to the claim. In the event of special circumstances requiring an extension of time, written notice of the extension shall be furnished to the claimant prior to commencement of the extension. If the decision on review is not furnished in a timely manner, the claim shall be deemed denied as of the close of the initial 60-day period (or the extension period, if applicable).

10.3.2 With respect to a claim that is denied in whole or in part, the decision on review shall set forth specific reasons for the decision, be written in a manner calculated to be understood by the claimant, and cite specific references to the pertinent Plan provisions on which the decision is based.

10.3.3   The decision of the Board shall be final and conclusive.



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10.4     Action by Authorized Representative of Claimant:  All actions set forth in this Section 10 to be taken by the claimant likewise may be taken by a representative of the claimant duly authorized by him to act on his behalf on such matters. The Plan Administrator and Board may require such evidence as either may reasonably deem necessary or advisable of the authority to act of any such representative.


                        SECTION 11.  MISCELLANEOUS PROVISIONS:

11.0 Notices: Each Participant who is not in Service and any party claiming under or through him shall be responsible for furnishing the Plan Administrator with his current address for the mailing of notices, reports and benefit payments. Any notice required or permitted to be given to such person shall be deemed given if directed to such address and mailed by first class United States mail, postage prepaid. If any check mailed to such address is returned as undeliverable to the addressee, mailing of checks will be suspended until the Participant or beneficiary furnishes the proper address. This provision shall not be construed as requiring the mailing of any notice otherwise permitted to be given by posting or other publication.

11.1 Lost Distributees: A benefit shall be deemed forfeited if the Plan Administrator is unable after a reasonable period of time to locate the Participant or any party claiming under or through him to whom payment is due; provided, however, that such benefit shall be reinstated if a valid claim is made by or on behalf of such person for the forfeited benefit.

11.2 Reliance on Data: The Corporation and Plan Administrator shall have the right but not the duty to rely on any data provided by the Participant, including representations as to age, health and marital status. Such representations shall be binding upon any party seeking to claim a benefit through a Participant. The Corporation and Plan Administrator shall have no obligation to inquire into the accuracy of any representation made at any time by any person.

11.3 Receipt and Release for Payments: Any payment made from the Plan to or with respect to any Participant shall be in full satisfaction of all claims hereunder against the Plan and the Corporation with respect to the Plan to the extent of such payment. The recipient of any payment from the Plan may be required by the Plan Administrator to execute a receipt and release thereto in such form as shall be acceptable to the Plan Administrator as a condition precedent to such payment.

11.4 Headings: The headings and subheadings of the Plan have been inserted for convenience of reference and are to be ignored in any construction of the provisions hereof.


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11.5     Continuation of Employment:  The establishment of the Plan shall not be construed as conferring any legal or other rights upon any Employee or any person for continuation of employment, nor shall it interfere with the right of the Corporation to discharge an Employee or deal with him without regard to the effect thereof under the Plan.

11.6 Amendment and Termination: The Board, acting in behalf of the Corporation, shall have the right at any time and from time to time to amend or terminate the Plan; provided, that in no event shall such amendment or termination of the Plan in any way affect a Participant's Retirement Benefit or right to payment thereof under the provisions of the Plan as in effect immediately prior to such amendment or termination.

11.7 Severability: All provisions contained in this Plan shall be severable. In the event any one or more of them shall be held invalid by any competent court, this Plan shall be interpreted as if such invalid provision were not contained herein.

11.8 Construction: The provisions of the Plan shall be construed and enforced according to the laws of and in courts sitting in the State of Georgia, to the extent not preempted by Federal law.

11.9 This Plan shall be construed, where required, so that the masculine gender includes the feminine as well.

IN WITNESS WHEREOF, the November 1, 1991 Supplemental Executive Retirement Plan of Gulfstream Aerospace Corporation is, by the authority of the Board of Directors of GHC, executed on behalf of the Corporation on the 31st day of October, 1991 to be effective November 1, 1991.


                               Gulfstream Aerospace Corporation ("Corporation")

                               By: /s/ Donald L. Mayer
                                   -------------------
                               Title: Vice President and Legal Counsel



Attest:

By:    /s/ James L. Bradbury
       ---------------------
Title: Senior Vice President

(Corporate Seal)


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